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                                                                    EXHIBIT 21.1

                                PAXAR CORPORATION
                                  SUBSIDIARIES


COMPANY                                            JURISDICTION OF ORGANIZATION
-------                                            ----------------------------


North Middletown Road Holdings, B.V.               Netherlands


Packaging Systems International, Incorporated      U.S. Virgin Islands


North America:


Paxar Capital Corporation                          New York
Monarch Marking Systems, Inc.                      Delaware
Woven Label Holdings, Inc.                         New York
Systems Holdings, Inc.                             New York
Paxar de Mexico,  S.A. de C.V.                     Mexico


South America:
Paxar do Brasil Ltda.                              Brazil


Europe:


Paxar Europe Limited                               England
Collitex S.r.l.                                    Italy
Tessitura Italiana Etichette S.r.l.                Italy
Astria S.r.l.                                      Italy
Orvac S.r.l.                                       Italy
Orvac Sud S.r.l.                                   Italy
Paxar Italia S.r.l.                                Italy
Paxar Deutschland, GmbH                            Germany
Paxar Polska Sp.zo.o.                              Poland
Paxar Iberia S.A.                                  Spain
Paxar Benelux Bvba                                 Belgium
Brian Pulfrey, Ltd.                                England


Asia:


Paxar Far East Ltd.                                Hong Kong
Paxar (Singapore) Pte Ltd.                         Singapore